EXHIBIT 4













                        CONFIDENTIAL TREATMENT REQUESTED


                              Dated 20 August, 1999


                              ELAN CORPORATION, plc


                                       AND


                       LIGAND PHARMACEUTICALS INCORPORATED


             AMENDMENT TO DEVELOPMENT, LICENCE AND SUPPLY AGREEMENT




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THIS AMENDMENT AGREEMENT is made on 20 August, 1999.

BETWEEN:

(1) ELAN CORPORATION, PLC, a company incorporated in Ireland having its registered office at Lincoln House, Lincoln Place, Dublin 2, Ireland ("ELAN") and

(2) LIGAND PHARMACEUTICALS INCORPORATED, a company organized under the laws of Delaware, with offices at 10275 Science Center Drive, San Diego, California 92121, United States of America ("LIGAND").

RECITALS:

A. ELAN and LIGAND entered into a Development, License and Supply Agreement dated 9 November, 1998 ("the Agreement").

B. The clinical costs associated with the Agreement have transpired to be greater than ELAN and LIGAND originally envisaged and accordingly, ELAN and LIGAND wish to enter into this Amendment Agreement to adjust the license royalties payable to ELAN under Clause 10.1 of the Agreement, and also the commitment by LIGAND under Clause 5.5 of the Agreement to undertake additional clinical expenditure, including Phase III and Phase IV clinical trials, related to the commercialization of the PRODUCT in the TERRITORY, to the extent set forth in Clause 1 hereof.

All capitalized terms used in this Amendment Agreement shall have the same meanings as are assigned thereto in the Agreement, except where expressly provided to the contrary in this Amendment Agreement.

NOW IT IS HEREBY AGREED AS FOLLOWS:

1    Amendment to the Agreement:

     ELAN and LIGAND hereby agree that the Agreement shall be amended as follows:

1.1 by the deletion of Clause 10.1 of the Agreement and the substitution therefor of the following:

"10.1 Licence Royalties:

     10.1.1 In consideration of the licence of the ELAN PATENTS granted to LIGAND under this Agreement, LIGAND shall pay to ELAN the following amounts:-

          (1) $5 million in cash or in shares of Common Stock of LIGAND, par value $.001 per share (the "Common Stock") (valued at $11.65 per share), at LIGAND's option, upon the execution of the Agreement by both parties;

          (2) $10 million in cash, or at LIGAND's option, in cash through an increase in the issue amount of the CONVERTIBLE NOTE, upon the execution of the Agreement by both parties;


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          (3)  $5 million in cash or in shares of Common Stock of LIGAND (valued at a price per share equal to the average of the CLOSING PRICE of the Common Stock for the 5 consecutive trading days immediately prior to the required payment date thereof), at LIGAND's option, upon substantial completion of full original patient enrolment in the Phase III pivotal efficacy studies relating to the submission of the NDA for the PRODUCT in the U.S.A. if, and only if, accomplished on or prior to 31 December 1999.

          (4) up to a maximum of $5 million in cash or in shares of Common Stock of LIGAND (valued at a price per share equal to the average of the CLOSING PRICE of the Common Stock for the 5 consecutive trading days immediately prior to the required payment date thereof), at LIGAND's option, upon submission of the NDA for the PRODUCT in the U.S.A. provided that the exact amount of this payment will be determined (and become payable) in accordance with the date upon which the NDA for the PRODUCT is submitted in the USA, as specified below:

               ********** upon submission of the NDA for the PRODUCT in the U.S.A. on or prior to **********;

               ********** upon submission of the NDA for the PRODUCT in the U.S.A. after ********** but on or prior to **********;

               ********** upon submission of the NDA for the PRODUCT in the U.S.A. after ********** but on or prior to **********;

               ********** upon submission of the NDA for the PRODUCT in the U.S.A. after ********** but on or prior to **********;

               ********** upon submission of the NDA for the PRODUCT in the U.S.A. after ********** but on or prior to **********;

               ********** upon submission of the NDA for the PRODUCT in the U.S.A. on any date after **********.

          (5) $5 million in cash or in shares of Common Stock of LIGAND (valued at a price per share equal to the average of the CLOSING PRICE of the Common Stock for the 5 consecutive trading days immediately prior to the required payment date thereof), at LIGAND's option, upon the NDA APPROVAL of the PRODUCT in the U.S.A.

10.1.2 In the event that LIGAND elects to issue shares of the Common Stock pursuant to Clause 10.1.1(1), (3), (4) or (5) or the CONVERTIBLE NOTE pursuant to Clause 10.1.1(2), each such issuance shall be made pursuant to, and subject to the terms and conditions set forth in, the PURCHASE AGREEMENT. Nothing in this Agreement shall relieve LIGAND from its obligations to make the payments set forth in Clauses 10.1.1(1), (2), (3),
     (4) or (5), in cash, in the event that any of the applicable conditions set forth in the PURCHASE AGREEMENT are not satisfied or waived on or prior to the required payment date thereof; provided however, that in the event that LIGAND elects to issues shares of Common Stock pursuant to Clause


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     10.1.1.(1), (3), (4) or (5) and ELAN is unable to satisfy the conditions to such issuance as set forth in the PURCHASE AGREEMENT or if such conditions have not been waived by LIGAND, as the case may be, LIGAND and ELAN shall negotiate in good faith to agree upon customary terms and conditions which will enable LIGAND to issue such shares pursuant to a transaction exempt from the registration requirements of the Securities Act pursuant to Regulation D thereunder, including the giving by ELAN, to the extent possible, of representations and warrranties in connection therewith."

1.2 by the deletion of Clause 5.5 of the Agreement and the substitution therefor of the following:

"5.5 For the ********** following submission of the NDA in the USA, LIGAND shall commit to undertake additional clinical expenditure, including ********** (including FULLY ALLOCATED COST of LIGAND and the sums paid by LIGAND to ELAN as referred to in Clause 5.4 above). The objective of the programme so conducted shall be to ********** . LIGAND agrees to carry out and complete the clinical efficacy programme to a standard and timeframe that LIGAND would otherwise find acceptable for one of its major branded products. LIGAND shall keep ELAN informed as to the ********** LIGAND undertakes that it shall carry out all such clinical studies to prevailing cGCP and cGLP and most specifically in accordance with FDA standards and guidelines. In the event that LIGAND does not expend ********** during the ********** following submission of the NDA in the USA, then, unless otherwise agreed in writing between the parties, LIGAND shall pay any shortfall between the********** and the actual sum expended by LIGAND to ELAN, provided however, in the event the FDA notifies ELAN of its refusal to grant the NDA submitted by ELAN and LIGAND, after discussion with ELAN, determines that it is not commercially viable for LIGAND to incur any additional development expenses as provided in Clause 5.4, LIGAND shall have no further obligation to expend or remit sums under this Clause 5.5. In such event, ELAN shall have the right to terminate this Agreement. Thereafter, ELAN shall be entitled to research, develop and commercialise the PRODUCT in the TERRITORY. In the event of such termination, all monies paid to ELAN by LIGAND pursuant to this Agreement shall not be recoverable by LIGAND."

2    Governing law and jurisdiction:

     This Amendment Agreement is construed under and ruled by the laws of New York. For the purposes of this Amendment Agreement the parties submit to the non-exclusive jurisdiction of the courts of New York.


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     IN WITNESS of which the parties have executed this Amendment Agreement.


Executed by LIGAND on 20 August, 1999

By :  /s/ David E. Robinson
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Name:  David E. Robinson
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Title:   President and Chief Executive Officer
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Executed by ELAN on 20 August, 1999

By:  /s/ Seamus Mulligan
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Name:  Seamus Mulligan
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Title:   Executive Vice President - Corporate Development
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